Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement of Forum Technologies, Inc. on Form S-1 of our report dated March 30, 2010 (relating to the consolidated financial statements of Subsea Services International, Inc. not presented herein), appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Pannell Kerr Forster of Texas, P.C.

Houston, Texas

August 31, 2011